Exhibit 10.16

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of September 10, 2010 (this “Agreement”), is entered into by and between K-SEA TRANSPORTATION PARTNERS L.P., a Delaware limited partnership (“K-Sea”), and KA First Reserve, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Securities pursuant to the Securities Purchase Agreement, dated as of September 1, 2010, by and among K-Sea, K-Sea General Partner L.P., a Delaware limited partnership and the Purchaser (the “Purchase Agreement”); and

WHEREAS, K-Sea has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchaser pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01           Definitions.  Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.  As used in this Agreement, the following terms have the meanings indicated:

“Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.

“Covered Registration Statement” shall have the meaning specified in Section 2.04(o).

“Demand Notice” shall have the meaning specified in Section 2.01(a).

“Demand Notice Date” shall have the meaning specified in Section 2.01(a).

“Effective Date” means, with respect to a particular registration statement, the date of effectiveness of such registration statement.

“Effectiveness Period” shall have the meaning specified in Section 2.01(a).

“Holder” means a record holder of Registrable Securities.

“Included Registrable Securities” shall have the meaning specified in Section 2.02.

“K-Sea” shall have the meaning specified in the introductory paragraph of this Agreement.

“Liquidated Damages” shall have the meaning specified in Section 2.01(c).

“Liquidated Damages Cap” shall have the meaning specified in Section 2.01(c).

“Losses” shall have the meaning specified in Section 2.08(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Purchase Agreement” shall have the meaning specified in the recitals of this Agreement.

“Purchaser” shall have the meaning specified in the introductory paragraph of this Agreement.

“Registrable Securities” means (i) the Conversion Units outstanding at any time or issuable upon conversion of the Series A Preferred Units, and (ii) any Common Units or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Registrable Securities described in clauses (i) and (ii).

“Registration Expenses” shall have the meaning specified in Section 2.07(a).

“Selling Expenses” shall have the meaning specified in Section 2.07(a).

“Selling Holder” means a Holder who is selling Registrable Securities under a registration statement pursuant to the terms of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a best efforts or firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Underwritten Offering Request” shall have the meaning specified in Section 2.03(a).

“Unit Purchase Price” means $5.43 per Series A Preferred Unit.

Section 1.02           Registrable Securities.  Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such registration statement; (b) when such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security is held by

K-Sea or one of its subsidiaries; (d) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to the terms of this Agreement; or (e) when all Registrable Securities can be sold without restriction pursuant to Rule 144 of the Securities Act.

Section 1.03           Conversion into Registrable Securities.  Nothing in this Agreement shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon conversion of any Series A Preferred Units prior to the conversion thereof.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01           Shelf Registration.

(a)           As soon as practicable following K-Sea’s receipt of written notice from the Holders of a majority of the Registrable Securities then outstanding requesting the filing of a Shelf Registration Statement (the “Demand Notice”), K-Sea shall use its reasonable best efforts to prepare and file a Shelf Registration Statement under the Securities Act covering all Registrable Securities.  K-Sea shall file the Shelf Registration Statement and use its reasonable best efforts to cause the Shelf Registration Statement to become effective no later than two hundred and forty (240) days after the date of K-Sea’s receipt of the Demand Notice (the “Demand Notice Date”).  A Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by K-Sea; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Shelf Registration Statement and the Managing Underwriter at any time shall notify K-Sea in writing that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, K-Sea shall use its reasonable best efforts to include such information in the prospectus supplement.  K-Sea will use its reasonable best efforts to cause a Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act until the earliest date on which any of the following occurs: (i) all Registrable Securities covered by such Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).  A Shelf Registration Statement when it becomes or is declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, not misleading in the light of the circumstances under which a statement is made). As soon as practicable following the Effective Date of a Shelf Registration Statement, but in any event within three (3) Business Days of such date, K-Sea will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.

(b)           Delay Rights.  Notwithstanding anything to the contrary contained in this Agreement, K-Sea may, upon written notice to any Selling Holder whose Registrable Securities are included in a Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus that is a part of such Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (A) K-Sea is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and K-Sea determines in good faith that K-Sea’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (B) K-Sea has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of K-Sea, would materially and adversely affect K-Sea; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of sixty (60) days in any 180-day period or ninety (90) days (exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering by K-Sea or a Selling Holder) in any 365-day period.  Upon disclosure of such information or the termination of the conditions described above, K-Sea shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c)           Failure To Become Effective.  If a Shelf Registration Statement required by Section 2.02(a) does not become or is not declared effective within two hundred and forty (240) days after the Demand Notice Date, then each Selling Holder shall be entitled to a payment (with respect to each Registrable Security held by the Selling Holder), as liquidated damages and not as a penalty, of 0.125% of the Unit Purchase Price per thirty-day period for the first 60 day period immediately following the 240th day after the Demand Notice Date, with such payment amount increasing by an additional 0.125% of the Unit Purchase Price per thirty-day period for each subsequent 60 day period, up to a maximum of 1.00% of the Unit Purchase Price per thirty-day period (the “Liquidated Damages”), until such time as such Shelf Registration Statement becomes effective or is declared effective or the Registrable Securities covered by such Shelf Registration Statement are no longer outstanding. The Liquidated Damages shall be paid to each Selling Holder in cash within ten (10) Business Days of the end of each such 30-day period.  Any payments made pursuant to this Section 2.01(c) shall constitute the Selling Holders’ exclusive monetary remedy for such events. The Liquidated Damages imposed hereunder shall be paid to the Selling Holders in immediately available funds.  In no event will the aggregate amount of Liquidated Damages paid to the Selling Holders exceed five percent (5%) of the aggregate of the Unit Purchase Price (the “Liquidated Damages Cap”).  In addition to being subject to the Liquidated Damages Cap, the payment of the Liquidated Damages to a Selling Holder shall cease at such time as the Registrable Securities of such Selling Holder become eligible for resale under Rule 144 of the Securities Act.  Notwithstanding the foregoing, nothing in this Section 2.01(c) shall relieve K-Sea of its obligation to use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as possible after the initial 240-day period pursuant to Section 2.01(a).

Section 2.02           Piggyback rights.  If at any time K-Sea proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than a Shelf Registration Statement contemplated by Section 2.01 of this Agreement, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three (3) Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement as the case may be, then, K-Sea shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that K-Sea shall not be required to facilitate, participate in, or otherwise have any obligations whatsoever with respect to, any such Underwritten Offering pursuant to this Section 2.02 unless such Underwritten Offering covers at least $5,000,000 of Registrable Securities based on the closing price of the Common Units on the trading day immediately prior to such requested Underwritten Offering; provided, further, however, that if K-Sea has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises K-Sea can be sold without having any such adverse effect, with such number to be allocated (i) first, to K-Sea; and (iii) second, pro rata among all requesting Holders.  Each Holder shall keep any information relating to any such Underwritten Offering confidential and shall not disseminate or in any way disclose such information. The notice required to be provided in this Section 2.02 to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be promptly confirmed by Holder. Holder shall then have one (1) Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, K-Sea shall determine for any reason not to undertake or to delay such Underwritten Offering, K-Sea may, at its election, give written notice of such determination to the Selling Holders and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to K-Sea of such withdrawal up to and including the time of pricing of such offering; provided, that such Selling Holder may later revoke any such notice in writing. Each Holder’s rights under this Section 2.02 shall terminate when such Holder holds less than twenty million dollars ($20,000,000.00) of Purchased Units (based on the Unit Purchase Price).

Section 2.03           Underwritten Offering.

(a)           Request for Underwritten Offering.  In the event that a Selling Holder (together with any Affiliates that are Selling Holders) elects to dispose of Registrable Securities pursuant to an Underwritten Offering and reasonably anticipates gross proceeds of greater than $25 million from such Underwritten Offering of Registrable Securities, K-Sea shall, at the request of such Selling Holder (each, an “Underwritten Offering Request”), enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter to expedite or facilitate the disposition of the Registrable Securities; provided, however, that K-Sea shall not be required to effect more than four (4) Underwritten Offerings pursuant to this Section 2.03 or more than one (1) Underwritten Offering in any six (6) month period.

(b)           General Procedures.  In connection with any Underwritten Offering, K-Sea shall be entitled to select the Managing Underwriter or Underwriters, subject to the reasonable approval by the Holders of a majority of the Registrable Securities being sold in the Underwritten Offering.  In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and K-Sea shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities.  No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers-of-attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, K-Sea to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.  No Selling Holder shall be required to make any representations or warranties to or agreements with K-Sea or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law.  If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to K-Sea and the Managing Underwriter.  No such withdrawal or abandonment shall affect K-Sea’s obligation to pay Registration Expenses. Upon the receipt by K-Sea of a written request from the Holders of at least $25 million of Common Units that are participating in an Underwritten Offering, K-Sea’s management (which in any event shall include K-Sea’s Chief Executive Officer) shall be required to participate in a roadshow or similar marketing effort in connection with that Underwritten Offering; provided, that management (i) is given at least seven (7) days notice prior to the commitment of any roadshow or similar marketing effort, (ii) consents to the proposed commencement date of any roadshow or similar marketing effort, such consent not to be unreasonably withheld, and (iii) is not required to participate in any roadshow or similar marketing effort for more than two (2) days.

Section 2.04           Sale Procedures.  In connection with its obligations under this Article II, K-Sea will, as expeditiously as possible:

(a)           prepare and file with the Commission such amendments and supplements to a registration statement with respect to Registrable Securities and the prospectus used in connection therewith as may be necessary to keep, (i) with respect to a Shelf Registration Statement, such Shelf Registration Statement effective for its Effectiveness Period, and, (ii) with respect to any other registration statement contemplated by this Agreement, such other registration statement effective for a period of at least 90 days, and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(b)           furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) an electronic copy of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c)           if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or “blue sky” laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that K-Sea shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)           promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e)           immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by K-Sea of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or “blue sky” laws of any jurisdiction.  Following the provision of such notice, K-Sea agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)            use  reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(g)           upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)           in the case of an Underwritten Offering, furnish upon request, (i) an opinion letter of counsel for K-Sea dated the date of the closing under the underwriting agreement, (ii) a standard “10b-5” letter from counsel for K-Sea, and (iii) a “cold comfort” letter dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified K-Sea’s financial statements included or incorporated by reference into the applicable registration statement, and each such document shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) and as are customarily covered in such letters of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of equity securities;

(i)            otherwise use its reasonable best efforts to comply with all applicable securities laws of the United States and rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of any applicable Registration Statement, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)            make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and K-Sea personnel as is reasonable and customary in connection with the due diligence investigation of such underwriter or Selling Holder; provided, however, that K-Sea need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with K-Sea reasonably satisfactory to K-Sea;

(k)           cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system, if any, on which similar securities issued by K-Sea are then listed;

(l)            use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of K-Sea to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)          provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(n)           take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, to expedite or facilitate the disposition of such Registrable Securities; and

(o)           (i) cooperate with a Selling Holder if such Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of the Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Covered Registration Statement”), in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to K-Sea and satisfy its obligations in respect thereof, (ii) furnish to such Selling Holder upon such Selling Holder’s request, on the date of the effectiveness of any Covered Registration Statement and thereafter from time to time on such dates as such Selling Holder may reasonably request, the letters covered by Section 2.04(g), in each case addressed to such Selling Holder, and (iii) permit legal counsel to such Selling Holder to review and comment upon any such Covered Registration Statement at least five (5) Business Days prior to its filing with the Commission and all amendments and supplements to any such Covered Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Covered Registration Statement or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects in writing.

(p)           promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(q)           cooperate with the Selling Holders and the Managing Underwriter to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the Managing Underwriter or agent, if any, or such Holders may reasonably request;

Each Selling Holder, upon receipt of notice from K-Sea of the happening of any event of the kind described in Section 2.04(e), shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e) or until it is advised in writing by K-Sea that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by K-Sea, such Selling Holder will deliver, or will request the Managing Underwriter or underwriters, if any, to deliver to K-Sea all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

If reasonably requested by a Selling Holder, K-Sea shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

Section 2.05           Cooperation by Holders.  K-Sea shall have no obligation to include Registrable Securities of a Holder in a Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Selling Holder has failed to timely furnish such information that, in the opinion of counsel to K-Sea, is reasonably required for such registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06           Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder agrees not to effect any public sale or distribution of the Registrable Securities during the ninety (90) calendar day period beginning on the date that a prospectus supplement or other prospectus (including any free writing prospectus) is filed with the Commission with respect to an Underwritten Offering of equity securities of K-Sea; provided, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers, directors or any other unitholder of K-Sea on whom a restriction is imposed in connection with such public offering; provided further, that the provisions of this Section 2.06 shall not apply to any Holder of Registrable Securities that holds Purchased Units that would have had a value of less than $20,000,000 if valued utilizing the Unit Purchase Price, after giving effect to any subdivision, reclassification, split or combination since the date hereof.

Section 2.07          Expenses.

(a)           Certain Definitions.  “Registration Expenses” means all expenses incident to K-Sea’s performance under or compliance with this Agreement to effect the registration of Registrable Securities pursuant to Article II, including, without limitation, all customary registration, filing, securities exchange listing and New York Stock Exchange fees, all customary registration, filing, qualification and other fees and expenses of complying with securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel to K-Sea and independent public accountants for K-Sea, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions (and similar fees or arrangements associated with) and transfer taxes allocable to the sale of the Registrable Securities.

(b)           Expenses.  K-Sea will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to the related registration statement.  Except as otherwise provided in Section 2.08, K-Sea shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights and obligations under this Agreement hereunder, or for any Selling Expenses.  The Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities.

Section 2.08          Indemnification.

(a)           By K-Sea.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, K-Sea will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, including any document incorporated by reference thererin, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that K-Sea will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance on and in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, free writing prospectus or prospectus supplement, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)           By Each Selling Holder.  Each Selling Holder agrees to indemnify and hold harmless K-Sea, its directors, officers, employees and agents and each Person, if any, who controls K-Sea within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from K-Sea to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification; provided further, that the indemnity contained in this Section 2.08(b) shall not apply to amounts paid in settlement of any such claim if such settlement is effected without the consent of a majority in interest of the Selling Holders that sold Registrable Securities pursuant to a registration statement, Prospectus or any amendment or supplement thereto out of which such claim arose.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of K-Sea or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(c)           Notice.  Promptly after any indemnified party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the indemnified party believes in good faith is an indemnifiable claim under this Agreement, the indemnified party shall give the indemnifying party written notice of such claim but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure.  Such notice shall state the nature and the basis of such claim to the extent then known.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification.  The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to Law, equity, contract or otherwise.

Section 2.09          Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, K-Sea agrees to use its reasonable best efforts to:

(a)           make and keep public information regarding K-Sea available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b)           file with the Commission in a timely manner all reports and other documents required of K-Sea under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)           so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of K-Sea, and (ii) such other reports and documents so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10          Transfer or Assignment of Registration Rights.  The rights to cause K-Sea to register Registrable Securities granted to the Purchaser by K-Sea under this Article II may be transferred or assigned by a Holder to a transferee or assignee; provided, that (i) the transferee or assignee is an Affiliate of the Purchaser or (ii) there is transferred to such transferee at least $10 million of Registrable Securities (based on the Unit Purchase Price).  The transferor shall give written notice to K-Sea at least five (5) Business Days prior to any said transfer or assignment, setting forth the information required under Section 3.01 for each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee shall agree in writing to be subject to all of the terms and conditions of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.01          Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by hand delivery, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

(a)           If to the Purchaser:

First Reserve Corporation

One Lafayette Place

Greenwich, CT 06830

Attention: Alan G. Schwartz

Facsimile: (203) 661-6729

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Patrick J. Naughton

Facsimile: (212) 455-2502

(b)           If to K-Sea:

K-Sea Transportation Partners L.P.

One Tower Center Boulevard, 17th Floor

East Brunswick, New Jersey 08816

Attention: Timothy J. Casey

Facsimile: (732) 339-6140

with a copy to:

Latham & Watkins LLP

717 Texas Avenue, 16th Floor

Houston, Texas 77002

Attention: Sean T. Wheeler

Facsimile: (713) 546-5401

or, if to a transferee of the Purchaser, to the transferee at the addresses provided pursuant to Section 2.10.  All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iii) when receipt is acknowledged, if sent by facsimile; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02          Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03          Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04          Recapitalization, Exchanges, Etc. Affecting the Registrable Securities.  The provisions of this Agreement shall apply to the fullest extent set forth herein with respect to any and all units of K-Sea or any successor or assignee of K-Sea (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05          Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.06          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts,

when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07          Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08          Governing Law, Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought the United States District Court for the Southern District of New York in New York, New York or any New York State court sitting in New York, New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of such courts over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 3.09          Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.10          Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11          Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by K-Sea set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12          Amendment.  This Agreement may be amended only by means of a written amendment signed by K-Sea and the Holders of a majority of the then outstanding Registrable Securities (measured on an as-converted basis); provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13          No Presumption.  In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14          Obligations Limited to Parties to this Agreement.  Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchaser, their respective permitted assignees and K-Sea shall have any obligation hereunder and that, notwithstanding that one or more of K-Sea and the Purchaser may be a corporation, partnership, limited liability company or other entity, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had pursuant to this Agreement against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of K-Sea, the Purchaser or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of K-Sea, the Purchaser or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of K-Sea, the Purchaser or their respective permitted assignees under this Agreement.

Section 3.15          Interpretation.  Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to.”  Whenever any determination, consent or approval is to be made or given by K-Sea under this Agreement, such action shall be in the K-Sea’s sole discretion unless otherwise specified.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

K-SEA TRANSPORTATION PARTNERS L.P.

By:	K-Sea General Partner L.P., its general partner

	By:	K-Sea General Partner GP LLC, its general partner

By:	/s/ Timothy J. Casey
Timothy J. Casey
Chief Executive Officer and President

KA FIRST RESERVE, LLC

By:	KA Fund Advisors, LLC, its managing member

By:	/s/ James C. Baker
Name: James C. Baker
Title: Senior Managing Director

Signature Page to Registration Rights Agreement